Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-35311, No. 333-93879, and No. 333-123406) pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees of our report dated June 25, 2007, with respect to the financial statements and schedule of the Harley-Davidson Retirement Savings Plan for Salaried Employees in this Annual Report (Form 11-K) for the year ended December 31, 2006.

Milwaukee, Wisconsin
June 25, 2007